EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Save the World Air, Inc.:


We consent to inclusion in this Form 10-KSB for the fiscal year ended December 31, 2000 of our report dated April , 2001, relating to the balance sheet of Save the World Air, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2000.



                             /s/ Kevin Hoiberg, CPA



April    ,2001